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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated May 7, 1998 relating to the financial statements of LogistiCare, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information".

PRICE WATERHOUSE LLP

Ft. Lauderdale, Florida
May 8, 1998